                          OFFER TO PURCHASE FOR CASH UP TO
                        1,200,000 SHARES OF ITS COMMON STOCK
                                 AT $0.45 PER SHARE
                                         BY
                              CAMBRIDGE HOLDINGS, LTD.



                     THE OFFER, PRORATION PERIOD AND WITHDRAWAL
                 RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                   DECEMBER 28, 1998, UNLESS THE OFFER IS EXTENDED


     Cambridge Holdings, Ltd., a Colorado corporation, with its principal business offices located at 1722 Buffehr Creek Road, Vail, Colorado 81657 (the "Company"), invites its shareholders to tender shares of its $.025 par value Common Stock (the "Shares") to the Company at the price of $0.45 per Share, net to the seller in cash (the "Purchase Price"), upon the terms and subject to the conditions set forth herein and in the related Letter of Transmittal which together constitute the "Offer." All Shares properly tendered and not withdrawn will be purchased at the Purchase Price, upon the terms and subject to the conditions of the Offer, including the proration provisions. The proration will generally not be applicable to persons who own fewer than 100 Shares. SEE
Section 1. The Company reserves the right, in its sole discretion, to purchase more than 1,200,000 Shares pursuant to the Offer. SEE Section 14.

     THE OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS. SEE
SECTION 6.

     The Shares are traded on the Electronic Bulletin Board system operated by The Nasdaq Stock Market. The symbol is "CDGD." Trading in the Shares has been limited and sporadic. On November 23, 1998, the last full trading day on the Electronic Bulletin Board prior to the announcement and commencement of the Offer, the high and low bid prices per Share as reported were $0.38.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE OFFER. HOWEVER, NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO SHAREHOLDERS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING THEIR SHARES. EACH SHAREHOLDER MUST MAKE THE DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES. THE COMPANY HAS BEEN ADVISED THAT TWO OF ITS FOUR DIRECTORS INTEND TO TENDER ALL OF THE SHARES OWNED BY THEM (AN AGGREGATE OF 189,190 SHARES) PURSUANT TO THE OFFER.

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                   IMPORTANT

     Any shareholder wishing to tender his or her Shares should complete and sign the Letter of Transmittal (or a facsimile thereof) in accordance with the instructions in the Letter of Transmittal and either mail or deliver it with stock certificates for such Shares and any other required documents to Corporate Stock Transfer, Inc., 370 Seventeenth Street, Suite 2350, Denver, Colorado 80202-4614 (the "Tender Agent"). Alternatively, the Shares may be tendered pursuant to the procedure for book-entry tender set forth in Section
3. Holders of Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee should contact such person if they desire to tender their Shares. Any shareholder who desires to tender Shares and whose certificates for such Shares cannot be delivered to the Tender Agent or who cannot comply with the procedure for book-entry transfer or whose other required documents cannot be delivered to the Tender Agent, in any case, by the expiration of the Offer must tender such Shares pursuant to the guaranteed delivery procedure set forth in Section 3.

     TO PROPERLY TENDER SHARES, SHAREHOLDERS MUST VALIDLY COMPLETE THE LETTER OF TRANSMITTAL.

     Questions and requests for assistance or for additional copies of this Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery may be directed to the Tender Agent or to the Company at their respective addresses and telephone numbers set forth below. A shareholder may also contact brokers, dealers, commercial banks, trust companies or other nominees for assistance concerning the Offer.

     THE COMPANY HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON BEHALF OF THE COMPANY AS TO WHETHER SHAREHOLDERS SHOULD TENDER OR REFRAIN FROM TENDERING SHARES PURSUANT TO THE OFFER. THE COMPANY HAS NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE RELATED LETTER OF TRANSMITTAL. IF GIVEN OR MADE, ANY SUCH RECOMMENDATION OR ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

November 24, 1998

CAMBRIDGE HOLDINGS, LTD.           CORPORATE STOCK TRANSFER, INC.
1722 Buffehr Creek Road            370 Seventeenth Street, Suite 2350
Vail, Colorado  81657              Denver, Colorado 80202-4614
Telephone:  (970) 479-2800         Telephone:  (303) 595-3300
Fax:  (970) 479-2822               Fax:  (303) 592-8821

              CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS


     Forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934 are made throughout these documents, and sometimes are preceded by, followed by or include the words "intends," "believes," "expects," "anticipates," "should" or similar expressions. The Company's results of operations and liquidity status may differ materially from those in the forward-looking statements. Such statements are based on management's current views and assumptions, and involve risks and uncertainties that could affect expected results. For example, any of the following factors cumulatively or individually may affect expected results: the Company is engaged in the highly competitive real estate industry and may be deemed to be at a competitive disadvantage because of its small size, lack of management depth and limited capital resources; its two developed properties near Vail, Colorado have been built as luxury residences on a speculative basis with no assurance of sale; the Company has recently purchased property in Glenwood Springs, Colorado but has not determined its plans for this property; the Company's ability to develop and sell properties may be affected by general economic and market conditions, and high-end luxury properties in resort communities may be particularly susceptible to economic downturns; the Company's ability to grow may be dependent upon obtaining additional financing and the Company has no available lines of credit or other external resources for obtaining such financing; and due to, among other things, the Company's small size and limited development history, the Company may encounter substantial difficulties in obtaining financing and in pursuing the growth of the Company.

                                 TABLE OF CONTENTS

Section                                                                            Page
-------                                                                            ----

INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .i

SPECIAL FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .iii

THE OFFER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

1.  Number of Shares; Proration. . . . . . . . . . . . . . . . . . . . . . . . . . .1
2.  Purpose of the Offer; Certain Effects of the Offer . . . . . . . . . . . . . . .2
3.  Procedures for Tendering Shares. . . . . . . . . . . . . . . . . . . . . . . . .3
4.  Withdrawal Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
5.  Acceptance for Payment and Payment for Shares. . . . . . . . . . . . . . . . . .7
6.  Certain Conditions of the Offer. . . . . . . . . . . . . . . . . . . . . . . . .8
7.  Price Range of Shares; Dividends . . . . . . . . . . . . . . . . . . . . . . . .8
8.  Source and Amount of Funds . . . . . . . . . . . . . . . . . . . . . . . . . . .9
9.  Certain Information Concerning the Company . . . . . . . . . . . . . . . . . . .9
10. Interests of Directors and Officers; Transactions and
      Arrangements Concerning Shares. . . . . . . . . . . . . . . . . . . . . . . .10
11. Effects of the Offer on the Market for Shares;
      Registration under the Exchange Act . . . . . . . . . . . . . . . . . . . . .12
12. Certain Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
13. Certain Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . .13
14. Extension of Offer; Termination; Amendment. . . . . . . . . . . . . . . . . . .14
15. Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
16. Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

                                    INTRODUCTION

     Cambridge Holdings, Ltd., a Colorado corporation (the "Company"), invites its shareholders to tender shares of the Company's $.025 par value Common Stock (the "Shares") at the price of $0.45 per Share, net to the Seller in cash (the "Purchase Price"), upon the terms and subject to the conditions set forth herein and in the related Letter of Transmittal which together constitute the "Offer." All Shares properly tendered and not withdrawn will be purchased at the Purchase Price, upon the terms and subject to the conditions of the Offer, including the proration provisions. The Company reserves the right, in its sole discretion, to purchase more than 1,200,000 Shares pursuant to the Offer. SEE Section 14.

     THE OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS. SEE
SECTION 6.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE OFFER. HOWEVER, NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO SHAREHOLDERS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING THEIR SHARES. EACH SHAREHOLDER MUST MAKE THE DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES. THE COMPANY HAS BEEN ADVISED THAT TWO OF ITS FOUR DIRECTORS INTEND TO TENDER ALL OF THE SHARES OWNED BY THEM (AN AGGREGATE OF 189,190 SHARES) PURSUANT TO THE OFFER.

     Upon the terms and subject to the conditions of the Offer, if at the expiration of the Offer more than 1,200,000 Shares (or such greater number of Shares as the Company may elect to purchase) are properly tendered and not withdrawn, the Company will buy Shares first from all the Odd Lot Holders (as defined in Section 1) who properly tender all their Shares, and then on a pro rata basis from all other shareholders who properly tender Shares (and, in each case, do not withdraw them prior to the expiration of the Offer). The Company will return at its own expense all Shares not purchased pursuant to the Offer. SEE Section 1.

     The Purchase Price will be paid net to the tendering shareholder in cash for all Shares purchased. Tendering shareholders who are registered holders will not be obligated to pay brokerage commissions, solicitation fees on the purchase of Shares by the Company. Shareholders holding Shares through brokers or banks are urged to consult such brokers or banks to determine whether transaction costs are applicable if shareholders tender Shares through such brokers or banks and not directly to the Tender Agent. HOWEVER, ANY TENDERING SHAREHOLDER OR OTHER PAYEE WHO FAILS TO COMPLETE, SIGN AND RETURN TO THE TENDER AGENT THE SUBSTITUTE FORM W-9 THAT IS INCLUDED AS PART OF THE LETTER OF TRANSMITTAL MAY BE SUBJECT TO REQUIRED UNITED STATES FEDERAL INCOME TAX BACKUP WITHHOLDING OF 31% OF THE GROSS PROCEEDS PAYABLE TO SUCH SHAREHOLDER OR OTHER PAYEE PURSUANT TO THE OFFER. SEE Section 3. The Company will pay all fees and expenses of the Tender Agent incurred in connection with the Offer. SEE Section 15.

     As of November 23, 1998, the Company had issued and outstanding 3,408,400 Shares and had reserved 160,000 Shares for issuance upon exercise of outstanding stock options. The 1,200,000 Shares that the Company is offering to purchase pursuant to the Offer represent approximately 35.2% of the Company's Shares outstanding on November 23, 1998 (approximately 33.6% assuming exercise of outstanding options). The Shares are traded on the Electronic Bulletin Board system operated by The Nasdaq Stock Market under the symbol "CDGD." On
November 23, 1998, the last full trading day prior to the announcement and commencement of the Offer, the high and low bid prices per Share as reported were $0.38. See Section 7.

                                  SPECIAL FACTORS

     Shareholders of the Company are urged to consider the following special factors, as well as other information appearing in this Offer to Purchase, in determining whether to tender their Shares. In addition, shareholders should consider their particular financial circumstances, investment objectives and tax situation. SEE Section 13 for a discussion of federal tax consequences.

     - The Company has been engaged in real estate operations since 1991 when it acquired a three story office building in Colorado Springs, Colorado. The Company sold this building and the adjacent land in fiscal 1996. In fiscal 1997 the Company purchased two undeveloped lots near Vail, Colorado. These lots have been developed as luxury residences, but remain unsold. The Company purchased three acres of raw land in Glenwood Springs, Colorado; however, the Company has not made a determination of whether to develop this property.

     - The Company's Board of Directors (the "Board") believes that other opportunities for real estate development may be available to the Company; however, the real estate industry is highly competitive and the Company may be deemed to be at a competitive disadvantage because of its small size, lack of management depth and limited capital resources.

     - The Company intends to consider other real estate development activities, as well as other business opportunities. In addition to real property acquisitions, the Company may consider the possible acquisition of, or merger with, another business entity, or other types of business transactions. The Company does not intend to limit its search to companies in real estate activities. However, the Company has no contracts, understandings or arrangements to acquire any other real estate properties, or to enter into any mergers or other business combinations.

     - For the past several years, the Company's stock has been traded on the Electronic Bulletin Board system. Although this system is operated by The Nasdaq Stock Market, Inc., trading on this system is not typically as active as trading on Nasdaq or a national securities exchange. The Company does not qualify for trading on Nasdaq or a national securities exchange. Trading in the Shares has been sporadic and limited for the past several years.

     - On November 23, 1998, the last trading day prior to the announcement and commencement of the Offer, the high and low bid price of the Shares was $0.38. Since the quarter ended March 31, 1997, the highest bid price for the Shares was $0.41. For the preceding three quarters, the highest bid price was $0.63; however, the Company does not believe that any significant sales were effected at these prices.

     - At November 23, 1998, the Company had approximately 1,081 shareholders of record, including approximately 493 holders who owned less than 100 Shares. It is likely that the transaction costs incurred in connection with open market transactions would exceed the amount to be received by shareholders who own fewer than 100 Shares in the sale of those Shares. If the Shares are tendered by the registered owner directly to the Tender Agent in the Offer, the usual transaction costs associated with market sales would be avoided. Accordingly, the Offer will provide many shareholders with the opportunity to receive cash from the sale of their Shares which they would otherwise not be able to obtain.

     - The Board has considered the possibility of the Company making open market purchases of the Shares. However, due to the limited trading volume, and the requirements of Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), this is not a viable alternative.

     - The Board has also considered the possibility of liquidation of the Company. Set forth below is certain financial information regarding the Company. At September 30, 1998, the book value per Share was $0.95. The recent Share price reflects a discount of approximately 56.8% to the Company's book value per Share at September 30, 1998.
          The Board has a long-term corporate goal of seeking to increase shareholder value, and believes that the Company has reasonable prospects to achieve this objective. Accordingly, the Board determined not to present a liquidation proposal to the Company, but instead to present this Offer as a voluntary, non-coercive proposal to those shareholders who may be seeking near-term liquidity from their investment in the Shares.

     - Although the Board believes that there are significant risks associated with the Company's operations, the Board has determined that the Company's financial condition, including recent trading prices of the Shares, make this an attractive time to repurchase a significant portion of the outstanding Shares. In the view of the Board, the Offer represents an attractive investment that should benefit the Company and its shareholders over the long-term. The Board believes that the Offer is fair to the shareholders of the Company in that it will permit shareholders who desire to sell their Shares the opportunity to do so while affording shareholders who determine not to accept the Offer a proportionate increase in their relative equity interest in the Company, and thus in the Company's future earnings and assets subject to the Company's right to issue additional Shares and other equity securities in the future.

     - In determining the Purchase Price in the Offer, the Board gave predominant weight to the current trading price of the Shares and the trading prices of the Shares during the past two years. The Board also believed that the Purchase Price should be at a significant discount to book value per Share to provide the shareholders who determine not to tender Shares the opportunity to share in the potential long-term growth of the Company. The Company has received no offers during the preceding eighteen months for the merger or consolidation of the Company, the sale of all or substantially all of the assets of the Company or of a controlling interest in the Shares.

     -    The Shares are currently registered under the Exchange Act.  SEE
          Section 11. If the number of holders of record of the Shares were reduced to less than 300 as a result of the Offer, the Company could choose to terminate registration of the Shares upon application of the Company to the Securities and Exchange Commission. However, the Board has resolved that the Company will not make such application during the current fiscal year ending June 30, 1999. The Company is not making this offer as a part of any plan to terminate its registration under the Exchange Act, or as a "first step" in a "going private" transaction. The purpose of the Offer is to provide shareholders who desire to sell their Shares with the opportunity to do so at a price which is consistent with recent trading prices of the Shares, and to provide those shareholders who do not wish to tender their Shares to take advantage of what the Board determines is an attractive time to repurchase a significant portion of the outstanding Shares. The Board makes no prediction as to the future trading prices of the Shares, nor can it be assured that the long-term outlook for the Company will be positive.

     - Shareholders contemplating whether to tender their Shares should consider that the Company has not retained any financial advisor or investment banking firm to assist the Company in determining the price and terms of the Offer or whether the Offer is adequate to tendering shareholders. The Company also has not requested any report, opinion, or appraisal relating to the fairness of the Purchase Price. No unaffiliated representative has been retained to act solely on behalf of the unaffiliated shareholders for the purposes of negotiating the terms of the Offer. The Offer was approved by a majority of the Board who are not employees of the Company.

CERTAIN FINANCIAL INFORMATION.

                                         Years Ended                 Unaudited          Pro Forma
                                           June 30,              Three Months Ended       Offer
                                                                    September 30,
                                     ----------------------   -----------------------   ---------
Dollars in Thousands Except Per
Share Data
--------------------------------
                                        1997        1998          1997        1998       9/30/98
                                     ----------  ----------    ---------  -----------   ---------
 Statements of Operations:
      Revenues                        $328.4      $178.1         $36.2     $(133.0)      $(133.0)
      Net Income (Loss)                103.2      (136.5)        (10.6)     (182.3)       (182.3)
      Income (Loss) Per Share            .03      (  .04)          Nil      (  .05)       (  .08)
 Weighted Average Shares                 3.4         3.4           3.4         3.4           2.2
 Outstanding
 Balance Sheet:
      Working Capital                $2952.9     $3456.6       $2014.1     $3195.2       $2615.2
      Total Assets                    3756.5      4184.5        4442.3      3909.3        3329.3
      Shareholders' Equity            3693.3      3495.2        3708.9      3230.5        2650.5
      Book Value Per Share              1.09        1.03          1.09         .95          1.20

     The following notes describe the pro forma adjustments relating to the
Offer:

     (1) Assumes that the Company acquires 1,200,000 Shares pursuant to the Offer at $0.45 per Share. The total cost of $580,000 includes an estimated $40,000 in transaction costs required to effect the Offer. Assumed costs have been included in the balance sheet information.

     (2) The weighted average shares outstanding has been adjusted assuming the acquisition of 1,200,000 Shares pursuant to the Offer.

     (3) Book value per Share outstanding has been calculated by dividing the adjusted shareholders' equity by the number of Shares to be outstanding assuming tender of the maximum of 1,200,000 Shares.

                                  THE OFFER


1.   NUMBER OF SHARES; PRORATION

     Upon the terms and subject to the conditions of the Offer, the Company will purchase 1,200,000 Shares or such lesser number of Shares as are properly tendered (and not withdrawn in accordance with Section 4) prior to the Expiration Date (as defined below) at the Purchase Price.

     The term "Expiration Date" means 5:00 P.M., New York City time, on December 28, 1998 unless and until the Company, in its sole discretion, shall have extended the period of time during which the Offer will remain open, in which event the term "Expiration Date" shall refer to the latest time and date at which the Offer, as so extended by the Company, shall expire. SEE
Section 14 for a description of the Company's right to extend, delay, terminate or amend the Offer. The Company reserves the right to purchase more than 1,200,000 Shares pursuant to the Offer. In accordance with applicable regulations of the Securities and Exchange Commission (the "Commission"), the Company may purchase pursuant to the Offer an additional amount of Shares not to exceed 2% of the outstanding Shares as of the date hereof without amending or extending the Offer. SEE Section 14. In the event of an over-subscription of the Offer as described below, Shares tendered at or below the Purchase Price prior to the Expiration Date will be subject to proration, except for Odd Lots as explained below. The proration period also expires on the Expiration Date.

     If the number of Shares validly tendered and not withdrawn on or prior to the Expiration Date is less than or equal to 1,200,000 Shares (or such greater number of Shares as the Company may elect to purchase pursuant to the Offer), the Company will, upon the terms and subject to the conditions of the Offer, purchase at the Purchase Price all Shares so tendered.

     PRIORITY OF PURCHASES. Upon the terms and subject to the conditions of the Offer, if more than 1,200,000 Shares (or such greater number of Shares as the Company may elect to purchase) have been properly tendered and not withdrawn prior to the Expiration Date, the Company will purchase properly tendered Shares on the basis set forth below:

     (a) First, all Shares tendered and not withdrawn prior to the Expiration Date by any Odd Lot Holder (as defined below) who:

          (i) Tenders all Shares beneficially owned by such Odd Lot Holder (tenders of less than all Shares owned by such shareholder will not qualify for this preference); and

         (ii) Completes the box captioned "Odd Lots" on the Letter of Transmittal and if applicable, on the Notice of Guaranteed Delivery; and

     (b) Second, after purchase of all of the foregoing Shares, all other Shares properly tendered and not withdrawn prior to the Expiration Date, on a pro rata basis (with appropriate adjustments to avoid purchases of fractional Shares) as described below.

     ODD LOTS. For purposes of the Offer, the term "Odd Lots" shall mean all Shares properly tendered prior to the Expiration Date and not withdrawn by any person (an "Odd Lot Holder") who owned, beneficially or of record, as of the close of business on November 23, 1998 and as of the Expiration Date, an aggregate of fewer than 100 Shares and so certified in the appropriate place on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery. In order to qualify for this preference, an Odd Lot Holder must tender all such Shares in accordance with the procedures described in Section
3. As set forth above, Odd Lots will be accepted for payment before proration, if any, of the purchase of other tendered Shares. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more Shares, even if such holders have separate accounts or certificates representing fewer than 100 Shares. By accepting the Offer, an Odd Lot Holder would not only avoid payment of brokerage commissions, but also would avoid any applicable Odd Lot discounts in a sale of such shareholder's Shares. Any shareholder wishing to tender all such shareholder's Shares pursuant to this Section should complete the box captioned "Odd Lots" on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery.

     PRORATION. In the event that proration of tendered Shares is required, the Company will determine the proration factor as soon as practicable following the Expiration Date. Proration for each shareholder tendering Shares, other than Odd Lot Holders, shall be based on the ratio of the number of Shares properly tendered and not withdrawn by such shareholder to the total number of Shares properly tendered and not withdrawn by all shareholders, other than Odd Lot Holders. Because of the difficulty in determining the number of Shares properly tendered (including Shares tendered by guaranteed delivery procedures, as described in Section 3) and not withdrawn, and because of the Odd Lot procedure, the Company does not expect that it will be able to announce the final proration factor or commence payment for any Shares purchased pursuant to the Offer until approximately five business days after the Expiration Date.

     This Offer to Purchase and the related Letter of Transmittal will be mailed to record holders of Shares and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the Company's shareholder list or, if applicable, who are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of Shares.

2.   PURPOSE OF THE OFFER; CERTAIN EFFECTS OF THE OFFER.

     The Offer provides shareholders who are considering a sale of all or a portion of their Shares with the opportunity to sell those Shares for cash without, where Shares are tendered by the registered owner thereof directly to the Tender Agent, the usual transaction costs associated with market sales. The Offer also allows shareholders, other than Odd Lot Holders, to sell a portion of their Shares while retaining a continuing equity interest in the Company. Shareholders who determine not to accept the Offer will realize a proportionate increase in their relative equity interest in the Company, and thus in the Company's future earnings and assets, subject to the Company's right to issue additional Shares and other equity securities in the future.

     The Board of Directors of the Company has determined that the Company's financial condition and outlook and current market conditions make this an attractive time to repurchase a significant portion of the outstanding Shares. In the view of the Board of Directors, the Offer represents an opportunity for the Company to purchase Shares that it would be otherwise unable to purchase in the open market due to the limited trading volume in the public market for the Shares. The Board also believes that the repurchase is an attractive investment that should benefit the Company and its shareholders over the long-term. In particular, the Board believes that the purchase of Shares at this time is consistent with the Company's long-term corporate goal of seeking to increase shareholder value. The funds required to complete the Offer and pay related expenses will be provided from the Company's existing cash. SEE Section 8.

     The Company may in the future purchase additional Shares in the open market, in private transactions, through tender offers or otherwise, subject to the approval of the Board. Presently, the Company does not have a stock repurchase authorization other than an authorization for this Offer. Rule 13e-4 under the Exchange Act prohibits the Company and its affiliates from purchasing any Shares, other than pursuant to the Offer, until at least ten business days after the Expiration Date. Any possible future purchases by the Company will depend on many factors, including the market price of the Shares, the results of the Offer, the Company's business and financial position and general economic and market conditions.

     Shares the Company acquires pursuant to the Offer will be held in the Company's treasury (unless and until the Company determines to retire such Shares) and will be available for the Company to issue without further shareholder action (except as required by applicable law) for purposes including, but not limited to, the acquisition of other businesses, the raising of additional capital for use in the Company's business and the satisfaction of obligations under existing or future employee benefit plans. The Company has no current plans for the issuance of the Shares repurchased pursuant to the Offer. Except as disclosed in this Offer to Purchase, the Company currently has no plans or proposals that relate or would result in
(a) the acquisition by any person of additional securities of the Company or the disposition of securities of the Company; (b) an extraordinary corporate transaction, such as a merger, reorganization, or liquidation, involving the Company or any or all of its subsidiaries; (c) a sale or transfer of a material amount of assets of the Company; (d) any change in the present Board or management of the Company; (e) any material change in the present dividend rate or policy (the Company presently pays no dividends), or indebtedness or capitalization of the Company; (f) any other material changes in the Company's corporate structure or business; (g) any material change in the Company's Articles of Incorporation or Bylaws or any actions which may impede the acquisition of control of the Company by any person; (h) a class of equity security of the Company being delisted from a national securities exchange; (i) a class of equity security of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act; or (j) the suspension of the Company's obligation to file reports pursuant to
Section 15(d) of the Exchange Act.

3.   PROCEDURES FOR TENDERING SHARES.

     VALID TENDER. For a shareholder to validly tender Shares pursuant to the Offer, either (a) the certificates for such Shares (or confirmation of receipt of such Shares pursuant to the procedures for book-entry transfer set forth below), together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) including any required signature guarantees and any other documents required by the Letter of Transmittal, must be received prior to 5:00 P.M., New York City time, on the Expiration Date by the Tender Agent at its address set forth in this Offer to Purchase or (b) the tendering shareholder must comply with guaranteed delivery procedures set forth below. Odd Lot Holders who tender all such Shares must complete box captioned "Odd Lots" on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery, to qualify for the preferential treatment available to Odd Lot Holders as set forth in Section 1.

     SHAREHOLDERS WHO HOLD SHARES THROUGH BROKERS OR BANKS ARE URGED TO CONSULT SUCH BROKERS OR BANKS TO DETERMINE WHETHER TRANSACTION COSTS ARE APPLICABLE IF SHAREHOLDERS TENDER SHARES THROUGH SUCH BROKERS OR BANKS AND NOT DIRECTLY TO THE TENDER AGENT.

     SIGNATURE GUARANTEES AND METHOD OF DELIVERY. No signature guarantee is required (a) if the Letter of Transmittal is signed by the registered holder of the Shares (which term, for purposes of this Section 3, shall include any participant in The Depository Trust Company (the "Book-Entry Transfer Facility") whose names appears on a security position listing as the owner of the Shares tendered therewith and such holder has not completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Payment Instructions" on the Letter of Transmittal, or (b) if Shares are tendered for the account of a member in good standing of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guaranty Program or the Stock Exchange Medallion Program (each such entity being hereinafter referred to as an "Eligible Institution"). SEE Instruction 1 of the Letter of Transmittal. If a certificate for Shares is registered in the name of a person other than the person executing a Letter of Transmittal, or if payment is to be made, or Shares not purchased or tendered are to be issued, to a person other than the registered holder, then the certificate must be endorsed or accompanied by an appropriate stock power, in either case, signed exactly as the name of the registered holder appears on the certificate, or stock power guaranteed by an Eligible Institution.

     In all cases, payment for Shares tendered and accepted payment pursuant to the Offer will be made only after timely receipt by the Tender Agent of Certificates for such Shares (or a timely confirmation of a book-entry transfer of such Shares into the Tender Agent's account at the Book-Entry Transfer Facility as described above), a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any other documents required by the Letter of Transmittal.

     BOOK-ENTRY DELIVERY. The Tender Agent will establish an account with respect to the Shares for purposes of the Offer at the Book-Entry Transfer Facility within two business days after the date of this Offer, and any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of the Shares by causing such facility to transfer Shares into the Tender Agent's account in accordance with the Book-Entry Transfer Facility's procedures for transfer. Although delivery of Shares may be effected through a book-entry transfer into the Tender Agent's account at the Book-Entry Transfer Facility, either (a) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Tender Agent at its address set forth in this Offer to Purchase prior to the Expiration Date, or (b) the guaranteed delivery procedure described below must be followed.

     DELIVERY OF DOCUMENTS TO A BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE TENDER AGENT.

     GUARANTEED DELIVERY. If a shareholder desires to tender Shares pursuant to the Offer and such shareholder's certificates for the Shares are not immediately available or the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Tender Agent prior to the Expiration Date, such shareholder's tender may be effected if all of the following conditions are met:

     (a)  Such tender is made by or through an Eligible Institution;

     (b) The Tender Agent receives by hand, mail, overnight carrier, telegram or facsimile transmission, prior to the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form the Company has provided with this Offer to Purchase, including (where required) a signature guarantee by an Eligible Institution; and

     (c) The certificates for all tendered Shares, in proper form for transfer (or confirmation of book-entry transfer of such Shares into the Tender Agent's account at the Book-Entry Transfer Facility), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any required signature guarantees or other documents required by the Letter of Transmittal, are received by the Tender Agent within three business days after the date of receipt by the Tender Agent of such Notice of Guaranteed Delivery.

     DETERMINATION OF VALIDITY. All questions as to the number of Shares to be accepted and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by the Company, in its sole discretion, and its determination shall be final and binding on all parties. The Company reserves the absolute right to reject any or all tenders of any Shares that it determines are not in proper form or the acceptance for payment of or payment for which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer or any defect or irregularity in any tender with respect to any particular Shares or any particular shareholder and the Company's interpretation of the terms of the Offer will be final and binding on all parties. No tender of Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering shareholder to the satisfaction of the Company or waived by the Company. Neither the Company nor the Tender Agent or any other person shall be obligated to give notice of any defects or irregularities in tenders, nor shall any of them incur any liability for failure to give any such notice.

     TENDERING SHAREHOLDER'S REPRESENTATION AND WARRANTY; COMPANY'S ACCEPTANCE CONSTITUTES AN AGREEMENT. A tender of Shares pursuant to any of the procedures described above will constitute the tendering shareholder's acceptance of the terms and conditions of the Offer, as well as the tendering shareholder's representation and warranty to the Company that (a) such shareholder has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated by the Commission under the Exchange Act and (b) the tender of such Shares complies with Rule 14e-4. It is a violation of Rule 14e-4 for a person, directly or indirectly, to tender Shares for such person's own account unless, at the time of tender and at the end of the proration period or period during which Shares are accepted by lot (including any extensions thereof), the person so tendering (i) has a net long position equal to or greater than the amount of (x) Shares tendered or
(y) other securities convertible into or exchangeable or exercisable for the Shares tendered and will acquire such Shares for tender by conversion, exchange or exercise and (ii) will deliver or cause to be delivered such Shares in accordance with the terms of the Offer. Rule 14e-4 provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. The Company's acceptance for payment of Shares tendered pursuant to the Offer will constitute a binding agreement between the tendering shareholder and the Company upon the terms and conditions of the Offer.

     LOST OR DESTROYED CERTIFICATES. Shareholders whose certificates for their Shares have been lost, stolen, misplaced or destroyed must contact the Tender Agent at (303) 595-3300 for instructions as to documents which will be required to be submitted together with the Letter of Transmittal in order to replace certificates representing the Shares.

     BACKUP WITHHOLDING. In order to avoid "backup withholding" of federal income tax payments of cash pursuant to the Offer, a shareholder tendering Shares in the Offer must, unless an exemption applies, provide the Tender Agent with such shareholder's correct taxpayer identification number ("TIN") on a Substitute Form W-9 and certify under penalties of perjury that such TIN is correct and that such shareholder is not subject to backup withholding.
If a shareholder does not provide such shareholder's correct TIN or fails to provide the certifications described above, the Internal Revenue Service (the "IRS") may impose a penalty upon such shareholder, and payment of cash to such shareholder pursuant to the Offer may be subject to backup withholding of 31%. All shareholders surrendering Shares pursuant to the Offer should complete and sign Substitute Form W-9 included as part of the Letter of Transmittal to provide the information and certifications necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the Company and the Tender Agent). Certain shareholders (including, among others, all corporations and certain foreign individuals and entities) are not subject to backup withholding. In order to avoid backup withholding, non-corporate foreign shareholders should submit IRS Form W-8 attesting to that shareholder's exempt status. Such statements can be obtained from the Tender Agent. SEE Instruction 13 of the Letter of Transmittal.

4.   WITHDRAWAL RIGHTS.

     Except as otherwise provided in this Section 4, tenders of the Shares are irrevocable. The Shares tendered pursuant to the Offer may be withdrawn pursuant to the procedures set forth below at any time prior to the Expiration Date and, unless theretofore accepted for payment by the Company pursuant to the Offer, may also be withdrawn at any time after 5:00 p.m., New York City time, on December 28, 1998, or such later time as may apply if the Offer is extended.

     If the Company extends the Offer, is delayed in its acceptance for payment of Shares or is unable to accept Shares for payment pursuant to the Offer for any reason, then, without prejudice to the Company's rights under the Offer, the Tender Agent may, nevertheless, on behalf of the Company, retain tendered Shares, and such Shares may not be withdrawn except to the extent that tendering shareholders are entitled to withdrawal rights as described in this Section 4. Any such delay will be by an extension of the Offer to the extent required by law.

     For a withdrawal to be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Tender Agent at its address and must specify the name of the person having tendered the Shares to be withdrawn, the number of the Shares to be withdrawn and the name of the registered holder of the Shares to be withdrawn, if different from the name of the person who tendered the Shares. If certificates for the Shares have been delivered or otherwise identified to the Tender Agent, then, prior to the physical release of such certificates, the serial numbers shown on such certificates must be submitted to the Tender Agent and, unless such Shares have been tendered by an Eligible Institution, the signatures on the notice of withdrawal must be guaranteed by an Eligible Institution. If the Shares have been delivered pursuant to the procedure for book-entry transfer as set forth in Section 3, any notice of withdrawal must also specify the name and number of the account at the appropriate Book-Entry Transfer Facility to be credited with the withdrawn Shares and otherwise comply with such Book-Entry Transfer Facility's procedures. Withdrawals of tenders of the Shares may not be rescinded, and any Shares properly withdrawn will thereafter be deemed as not validly tendered for purposes of the Offer. However, withdrawn Shares may be retendered by again following one of the procedures described in Section 3 at any time prior to the Expiration Date.

     All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Company in its sole discretion, which determination will be final and binding. Neither the Company, the Tender Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

5.   ACCEPTANCE FOR PAYMENT AND PAYMENT FOR SHARES

     Upon the terms and subject to the conditions of the Offer, as promptly as practicable following the Expiration Date, the Company will accept for payment and pay for Shares properly tendered and not withdrawn prior to the Expiration Date. The Company will pay for Shares purchased pursuant to the Offer by depositing the aggregate Purchase Price therefor with the Tender Agent, which will act as agent for tendering shareholders for the purpose of receiving payment from the Company and transmitting payment to the tendering shareholders.

     In the event of proration, the Company will determine the proration factor and pay for those tendered shares accepted for payment as soon as practicable after the Expiration Date. Certificates for all Shares tendered and not purchased, including Shares not purchased due to proration, will be returned (or, in the case of Shares tendered by book-entry transfer, such Shares will be credited to the account maintained with the applicable Book-Entry Transfer Facility by the participant therein who so delivered such Shares) to the tendering shareholder at the Company's expense as promptly as practicable after the Expiration Date. Under no circumstances will interest on the Purchase Price be paid by the Company by reason of any delay in making payment. In addition, if certain events occur, the Company may not be obligated to purchase Shares pursuant to the Offer. SEE Section 6.

6.   CERTAIN CONDITIONS OF THE OFFER

     Notwithstanding any other provision of the Offer, the Company shall not be required to accept for payment, purchase or pay for any Shares tendered, and may terminate or amend the Offer or may postpone the acceptance for payment of, or the purchase of and the payment for Shares tendered, subject to Rule 13e-4(f) under the Exchange Act, if at any time on or after November 24, 1998 and prior to the time of payment for Shares tendered any of the following events shall have occurred (or shall have been determined by the Company to have occurred) that, in the Company's sole judgment in any such case and regardless of the circumstances giving rise thereto (including any action or omission to act by the Company), makes it inadvisable to proceed with an Offer or with such acceptance for payment:

     (a) There shall have been threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly
(i) challenges the making of the Offer, the acquisition of some or all of the Shares pursued in the Offer or otherwise relates in any manner to the Offer, or (ii) in the Company's sole judgment, could materially and adversely affect the business, condition (financial or other), income, operations or prospects of the Company, or otherwise materially impair in any way the contemplated future conduct of the Company or materially impair the contemplated benefits of the Offer to the Company; or

     (b) there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or the Company or any of its subsidiaries, by any court or any authority, agency or tribunal that, in the Company's sole judgment, would or might directly or indirectly
(i) make the acceptance for payment of, or payment for, some or all of the Shares illegal or otherwise restrict or prohibit consummation of the Offer,
(ii) delay or restrict the ability of the Company, or render the Company unable, to accept for payment or pay for some or all of the Shares, (iii) materially impair the contemplated benefits of the Offer to the Company or
(iv) materially and adversely affect the business, condition (financial or other), income, operations or prospects of the Company and its subsidiaries, taken as a whole, or otherwise materially impair in any way the contemplated future conduct of the business of the Company or any of its subsidiaries;

     (c) any change or changes shall have occurred or are threatened in the business, financial condition, assets, income, operations, prospects or stock ownership of the Company that, in the Company's sole judgment, is or may be material to the Company.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances (including any action or inaction by the Company) giving rise to any such condition, and may be waived by the Company, in whole or in part, at any time and from time to time in its sole discretion. The Company's failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Company concerning the events described above will be final and binding.

7.   PRICE RANGE OF SHARES; DIVIDENDS.

     The Shares are traded on the Electronic Bulletin Board system operated by The Nasdaq Stock Market under the symbol "CDGD." Trading in the Shares in the over-the-counter market has been limited and sporadic and the quotations set forth below are not necessarily indicative of actual market conditions. Further, these prices reflect inter-dealer prices without retail mark-up, mark-down, or commission and may not necessarily reflect actual transactions. Set forth in the following table are high and low bid prices for the Shares for the indicated fiscal quarters.



      Quarter Ended                   High Bid                Low Bid
      -------------                   --------                -------
    September 30, 1998                 $ 11/32                $  9/32
    June 30, 1998                         9/32                   9/32
    March 31, 1998                        9/32                   9/32
    December 31, 1997                    13/32                    1/4
    September 30, 1997                   13/32                    3/8
    June 30, 1997                          3/8                    3/8
    March 31, 1997                         5/8                    3/8
    December 31, 1996                      5/8                    1/2
    September 30, 1996                     1/2                    1/4


     On November 23, 1998, the last trading day prior to the announcement and commencement of the Offer, the high and low bid price of the Shares was $0.38. The Company has not paid any dividends on the Shares.

8.   SOURCE AND AMOUNT OF FUNDS.

     Assuming the Company purchases 1,200,000 Shares pursuant to the Offer at the Purchase Price, the Company expects the maximum aggregate cost, including all fees and expenses applicable to the Offer, to be approximately $580,000. It is anticipated that the Company will fund the purchase of the Shares pursuant to the Offer and the payment of related fees and expenses from its existing cash resources.

9.   CERTAIN INFORMATION CONCERNING THE COMPANY.

     GENERAL. The Company was incorporated under the laws of the State of Colorado on June 23, 1980 under the name, Jones Optical Company. The Company's name was changed to Cambridge Holdings, Ltd. in August 1988. The Company has been engaged in real estate operations since 1991 when it acquired a three story office building in Colorado Springs, Colorado. The Company completed the sale of this building and adjacent land in fiscal 1996.
 During fiscal 1997, the Company purchased two undeveloped lots in the Vail, Colorado area. Each of these lots has been conveyed to a limited liability company managed by the Zneimer Company, Inc., an experienced real estate developer located in Vail. Each of the Company and the Zneimer Company, Inc. hold a 50% interest in the profits and losses of each limited liability company. The two lots purchased by the Company are known as Lot 2 and Lot
19. The luxury residences on Lot 2 and Lot 19 were completed and offered for sale in January 1998 and June 1998, respectively. Neither residence has been sold.

     During fiscal 1998, the Company purchased commercial raw land in Glenwood Springs, Colorado with the intent of developing the property into condominium/office units. However, as no commitments were obtained for the purchase of these units, the Company determined not to proceed with construction. The Company has improved the lots by beginning some engineering and permits for water and sewer taps. The Company is currently studying various options with respect to this property.

     From time to time, the Company considers other real estate development activities, as well as other business opportunities. In addition to real property acquisitions, the Company may consider the possible acquisition of, or merger with, another business entity, or other types of business transactions. The Company does not intend to limit its search to companies in real estate activities. At present, the Company has no understandings, arrangements, or agreements to acquire any other real estate properties, or to acquire or merge with any other business entities.

     Attached to this Offer to Purchase are the following Schedules:

          Schedule I - The Company's Report on Form 10-QSB for the quarter ended September 30, 1998, as filed with the Commission.

          Schedule II - Audited financial statements for the two fiscal years ended June 30, 1998.

          Schedule III - Summary biographical information regarding the directors and executive officers of the Company.

     The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports relating to its business, financial condition and other matters. Information as of particular dates concerning the Company's directors and officers, their remuneration, stock options and other matters, the principal holders of the Company's securities and any material interests of such persons and transactions with the Company is required to be disclosed in reports filed with the Commission. Such reports can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 2120, Washington, D.C. 20549; at its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, New York, New York 10048. Copies of such material may also be obtained by mail, upon payment of the Commission's customary charges, from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that can be accessed at HTTP://WWW.SEC.GOV and contains reports and other information regarding registrants that file electronically with the Commission. In addition, the Company will furnish without charge to each person to whom this Offer is delivered a copy of the Company's Form 10-KSB for the fiscal year ended June 30, 1998, as well as other reports filed with the Commission, upon request to the Company, 1722 Buffehr Creek Road, Vail, Colorado 81657.

10. INTERESTS OF DIRECTORS AND OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING SHARES.

     As of November 23, 1998, the Company had issued and outstanding 3,408,400 Shares and had reserved 160,000 Shares for issuance upon exercise of outstanding stock options. The 1,200,000

Shares that the Company is offering to purchase represent approximately 35.2% of the Company's Shares outstanding on November 23, 1998 (approximately 33.6% assuming exercise of outstanding options). As of November 23, 1998, the Company's directors and executive officers as a group (four persons) beneficially owned an aggregate of 1,870,408 Shares representing approximately 53.9% of the outstanding Shares, assuming exercise by such persons of their currently exercisable options. Two of the Company's four executive officers and directors, John H. Altshuler, M.D. and Donald E. Yager, have advised the Company that they intend to tender all the Shares owned by them pursuant to the Offer. Dr. Altshuler and Mr. Yager own 129,190 Shares and 60,000 Shares, respectively. Dr. Altshuler and Mr. Yager each own options to acquire up to 20,000 Shares, which will be retained by them. If the Company purchases 1,200,000 Shares pursuant to the Offer, and no executive officer or director other than Dr. Altshuler and Mr. Yager tenders Shares pursuant to the Offer, then after the purchase of Shares pursuant to the Offer, the Company's executive officers and directors as a group would own beneficially approximately 71.0% of the outstanding Shares immediately after the Offer, assuming the exercise by such persons of their currently exercisable options.

     Based on the Company's records and on information provided to the Company by its directors and executive officers, neither the Company nor, to the best of the Company's knowledge, any of the directors or executive officers of the Company has effected any transactions involving the Shares since July 1, 1996, except as follows:

          Greg Pusey, President, Treasurer and Director, purchased 240 Shares at a price of $0.34 per Share on December 9, 1997 and 3,000 Shares at a price of $0.375 per Share on October 28, 1998.

          John H. Altshuler, Director, exercised options to purchase an aggregate of 30,000 Shares at prices ranging from $0.28 to $0.34375 per Share on August 5, 1996.

          Scott Menefee, Director, exercised options to purchase (i) 10,000 Shares at a price of $0.28 per Share on August 31, 1996, (ii) 10,000 Shares at a price of $0.32 per Share on August 31, 1997 and
          (iii) 10,000 Shares at a price of $0.34375 per Share on August 31,
          1998.

     Neither the Company nor, to the best of the Company's knowledge, any of its affiliates, directors or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly to the Offer with respect to any securities of the Company including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.

11. EFFECTS OF THE OFFER ON THE MARKET FOR SHARES; REGISTRATION UNDER THE EXCHANGE ACT.

     MARKET FOR THE SHARES. The Shares have traded on the Electronic Bulletin Board for the last several years. Trading in this over-the-counter market has been limited and sporadic. The purchase of Shares pursuant to the Offer will reduce the number of Shares that might otherwise trade publicly, as well as reducing the number of holders of Shares. The extent of the public market in the Shares and the availability of quotations in the over-the-counter market in the future may depend upon many factors, including the number of shareholders and/or the aggregate market value of the Shares remaining at such time, and the interest in maintaining a market in the Shares on the part of securities firms. The Company cannot predict whether the reduction in the number of Shares that might otherwise trade publicly would have an adverse effect on the market for or marketability of the Shares or whether it would cause future market prices to be greater or less than the Purchase Price.

     EXCHANGE ACT REGISTRATION. The Shares are currently registered under the Exchange Act. Registration of the Shares under the Exchange Act may be terminated upon application of the Company to the Commission, if the Shares are neither listed on a national securities exchange nor held by 300 or more holders of record. Termination of registration of the Shares under the Exchange Act would substantially reduce the information required to be furnished by the Company to its shareholders and to the Commission and would make certain provisions of the Exchange Act no longer applicable to the Company, such as (a) the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, (b) the requirement of furnishing a proxy or information statement pursuant to Section 14(a) or (c) of the Exchange Act in connection with shareholders' meetings and the related requirement of furnishing an annual report to shareholders and (c) the requirements of Rule 13e-3 under the Exchange Act with respect to "going private" transactions. Furthermore, the ability of "affiliates" of the Company and persons holding "restricted securities" of the Company to dispose of such securities pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, may be impaired or eliminated.

     The Company cannot predict whether the purchase of Shares pursuant to the Offer will reduce the number of holders of record of the Shares to less than 300. At present, the Company has approximately 1,081 holders of record of its Shares. If the number of holders of record of the Shares were reduced to less than 300 as a result of the Offer, the Company could choose to terminate registration of the Shares upon application of the Company to the Commission. However, the Board of Directors has resolved that the Company will not make such application during the current fiscal year ending June 30, 1999.

12.  CERTAIN LEGAL MATTERS.

     The Company is not aware of any license or regulatory permit that appears to be material to the Company's business that might be adversely affected by the Company's acquisition of the Shares as contemplated herein or of any approval or other action by a domestic or foreign governmental, administrative or regulatory agency or authority that would be required or desirable for the acquisition and ownership of the Shares by the Company as contemplated herein. Should any such approval or other action be required, the Company presently contemplates that such approval or other action will be sought. The Company is unable to predict whether it may determine that it is required to delay the acceptance for payment of or payment for Shares tendered pursuant to the Offer pending the outcome of any such matter. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions, or that the failure to obtain any such approval or other action might not result in adverse consequences to the Company's business. SEE Section 6 for certain conditions to the Offer.
Under the laws of the State of Colorado and the Company's Articles of Incorporation, no appraisal rights are provided to the shareholders of the Company in connection with the Offer.

13.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES.

     The following discussion is a summary of certain material federal income tax consequences of the Offer to holders of Shares who hold the Shares as capital assets. The discussion set forth below is for general information only and may not apply to particular categories of holders of Shares subject to special treatment under the Internal Revenue Code of 1986, as amended.
The discussion is based on the Code as in effect on the date of this Offer, as well as regulations promulgated thereunder and existing administrative interpretations and court decisions.

     The receipt of cash for Shares pursuant to the Offer will be a taxable transaction for federal income tax purposes (and also may be a taxable transaction under applicable state, local and other income tax laws). In general, for federal income tax purposes, a shareholder will recognize gain or loss in an amount equal to the difference between such shareholder's adjusted tax basis in the Shares sold pursuant to the Offer and the amount of cash received therefor by such shareholder. Such gain or loss will generally be capital gain or loss if the Shares are held as a capital asset and will be long-term capital gain or loss if such Shares are held for more than one year at the time of the sale.

     Shareholders who do not tender Shares pursuant to the Offer will not incur any federal income tax liability as a result of the consummation of the Offer.

     SEE Section 3 with respect to the application of federal income tax withholdings to payments made to non-United States holders and backup withholding tax requirements.

     THE FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATIONAL PURPOSES ONLY AND ARE BASED UPON CURRENT LAW. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH SHAREHOLDER SHOULD CONSULT SUCH SHAREHOLDER'S OWN TAX ADVISOR TO DETERMINE THE APPLICABILITY OF THE RULES DISCUSSED ABOVE TO SUCH SHAREHOLDER AND THE PARTICULAR TAX EFFECTS TO SUCH SHAREHOLDER OF THE OFFER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER INCOME TAX LAWS.

14.  EXTENSION OF OFFER; TERMINATION; AMENDMENT.

     The Company expressly reserves the right, in its sole discretion, at any time and from time to time, and regardless of whether or not any of the events set forth in Section 6 shall have occurred or shall be deemed by the Company to have occurred, to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and payment for, any Shares by giving oral or written notice of such extension to the Tender Agent and making a public announcement thereof. The Company also expressly reserves the right, in its sole discretion, to terminate the Offer and not accept for payment or pay for any Shares not theretofore accepted for payment or paid for or, subject to applicable law, to postpone payment for Shares upon the occurrence of any of the conditions specified in Section 6 hereof by giving oral or written notice of such termination or postponement to the Tender Agent and making a public announcement thereof. The Company's reservation of the right to delay payment for Shares which it has accepted for payment is limited by Rule 13e-4(f)(5) promulgated under the Exchange Act which requires that the Company must pay the consideration offered or return the Shares tendered promptly after termination or withdrawal of the tender offer. Subject to compliance with applicable law, the Company further reserves the right, in its sole discretion, and regardless of whether any of the events set forth in Section 6 shall have occurred or shall be deemed by the Company to have occurred, to amend the Offer in any respect (including, without limitation, by decreasing or increasing the consideration offered in the Offer to holders of Shares or by decreasing or increasing the number of Shares being sought in the Offer). Amendments to the Offer may be made at any time and from time to time effected by public announcement thereof, such announcement, in the case of an extension, to be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled or announced expiration date.

     If the Company materially changes the terms of the Offer or the information concerning the Offer, or if it waives a material condition of the Offer, the Company will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(2) promulgated under the Exchange Act. These rules require that the minimum period during which an offer must remain open following material changes in the terms of the Offer or information concerning the Offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. If (a) the Company increases or decreases the price to be paid for Shares, or the number of Shares being sought in the Offer and, in the event of an increase in the number of Shares being sought, such increase exceeds 2% of the outstanding Shares and (b) the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that such notice of an increase or decrease is first published, sent or given in the manner specified, the Offer will be extended until the expiration of such period of ten business days. For the purposes of the Offer, a "business day" means any day other than a Saturday, Sunday or federal holiday.

15.  FEES AND EXPENSES.

     The Company has retained Corporate Stock Transfer, Inc., which acts as transfer agent for the Shares, as the Tender Agent. The Tender Agent has not been retained to make solicitations or recommendations in its role as Tender Agent. The Tender Agent will receive reasonable and customary compensation for its services, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection therewith, including certain liabilities under the federal securities laws. Brokers, dealers, commercial banks and trust companies will be reimbursed by the Company for customary mailing and handling expenses incurred by them in forwarding offering material to their customers. The Company will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Shares pursuant to the Offer.

16.  MISCELLANEOUS.

     The Company is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If the Company becomes aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, the Company will make a good faith effort to comply with such law. If, after such good faith effort, the Company cannot comply with such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction.
In any jurisdiction the securities or blue sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

     Pursuant to Rule 13e-4 of the General Rules and Regulations under the Exchange Act, the Company has filed with the Commission an Issuer Tender Offer Statement on Schedule 13e-4 which contains additional information with respect to the Offer. Such Schedule 13e-4 including the exhibits and any amendments thereto, may be examined, and copies may be obtained, at the same places and in the same manner as is set forth in Section 9 with respect to information concerning the Company.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF THE COMPANY IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED IN THIS OFFER TO PURCHASE OR IN THE RELATED LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

                              CAMBRIDGE HOLDINGS, LTD.
                              1722 Buffehr Creek Road
                              Vail, Colorado  81657
                              Telephone:  (970) 479-2800


November 24, 1998.

                                     SCHEDULE I

                               REPORT ON FORM 10-QSB

                 FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 1998

                     U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                   FORM 10-QSB

(X) QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
    For the quarterly period ended SEPTEMBER 30, 1998

( ) TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE
    SECURITIES EXCHANGE ACT OF 1934
    For the transition period from _____________ TO ______________

Commission file number 0-12962

                            CAMBRIDGE HOLDINGS, LTD.
        (Exact name of small business issuer as specified in its charter)

          Colorado                                        84-0826695
(State or other jurisdiction of            (IRS Employer Identification Number)
incorporation or organization)

      1722 Buffehr Creek Road,                            81657
            Vail, Colorado                              (Zip Code)

(Address of principal executive offices)
Issuer's telephone number, including area code          (970) 479-2800


Check whether the Issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                                       Yes    X     No

State the number of shares outstanding of each of the Issuer's classes of common stock, as of the latest practicable date.

              Class                       Outstanding at November 5, 1998
    Common Stock, $.025 par value                    3,408,400

                            CAMBRIDGE HOLDINGS, LTD.
                                   FORM 10-QSB

                                TABLE OF CONTENTS

Part I.  Financial Information ...............................................3

Balance Sheets as of September 30, 1998 and June 30, 1998.................4 & 5

Statements of Operations for the three month periods ended September 30,
1998 and September 30, 1997 ..................................................6

Statements of Cash Flows for the three month periods ended September 30,
1998 and September 30, 1997 ..................................................7

Management's Discussion and Analysis of Financial Condition and Results
of Operations .............................................................8-12

Part II.  Other Information..................................................13

Signature Page ..............................................................14






                                  Form 10-QSB
                                  Page 2 of 14

                            CAMBRIDGE HOLDINGS, LTD.

                                   FORM 10-QSB

                               SEPTEMBER 30, 1998

                          PART I. FINANCIAL INFORMATION

ITEM I.  FINANCIAL STATEMENTS

The unaudited financial statements reflect all adjustments and contain all information necessary, in the opinion of management, for a fair presentation of the financial position and results of operation for the interim periods reported when these statements are read in conjunction with the notes to financial statements included in the Registrant's Form 10-KSB for the year ended June 30, 1998.

                                  Form 10-QSB
                                  Page 3 of 14

                            CAMBRIDGE HOLDINGS, LTD.
                                 BALANCE SHEET



                                                    SEPTEMBER 30,        JUNE 30,
                                                        1998              1998
                                                     (Unaudited)
    ASSETS
CURRENT:
  Cash and cash equivalents                            $1,579,440      $1,674,523
  Investment securities - available for sale, net
     allowance for potential losses of $102,000           431,007         570,848
  Investment in Partnership                                    --         101,278
  Notes receivable-related party                          794,337         774,303
  Convertible notes receivable                             40,375          42,500
  Prepaids and other                                       41,520          43,212
  Real estate developments                                939,199         939,199
  Deferred Income Tax                                      48,000              --

---------------------------------------------------------------------------------
Total current assets                                    3,873,878       4,145,863

---------------------------------------------------------------------------------
LONG-TERM ASSETS
  Fixed assets                                             35,396          38,600

---------------------------------------------------------------------------------
                                                       $3,909,274      $4,184,463
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------








                                   Form 10-QSB
                                  Page 4 of 14

                            CAMBRIDGE HOLDINGS, LTD.
                                  BALANCE SHEET


                                                    SEPTEMBER 30,        JUNE 30,
                                                        1998              1998
                                                     (Unaudited)
   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:

  Accrued liabilities                                $     9,146       $   12,393
  Deferred income taxes                                       --            6,054
  Notes Payable                                          669,579          670,789

----------------------------------------------------------------------------------
Total current liabilities                                678,725          689,236

----------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY:

  Common Stock - $.025 par value, 15,000,000
  shares authorized: 3,408,400 shares
  issued and outstanding as of September 30, 1998
  and 3,398,400 shares issued and outstanding as
  of June 30, 1998                                        85,211           84,960
  Additional paid-in capital                           3,180,921        3,177,735
  Retained earnings                                       39,664          221,992
  Net unrealized gain (loss) on investment
     securities available for sale                       (75,247)          10,540

----------------------------------------------------------------------------------
Total stockholders' equity                             3,230,549        3,495,227

----------------------------------------------------------------------------------
                                                     $ 3,909,274       $4,184,463
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------




                                   Form 10-QSB
                                  Page 5 of 14

                            CAMBRIDGE HOLDINGS, LTD.
                            STATEMENTS OF OPERATIONS
                                   (unaudited)

                                           THREE MONTHS      THREE MONTHS
                                               ENDED           ENDED
                                       SEPTEMBER 30, 1998  SEPTEMBER 30, 1997
REVENUES:
  Realized gains (losses) on
    sales of investment securities                --           $    5,730
  Unrealized Gains (losses) on
    securities held for trading          $   (41,151)                  --
  Loss on write-down of
     partnership investment                 (101,278)                  --
  Interest and dividend income                 9,386               30,510

--------------------------------------------------------------------------

Total revenues                              (133,043)              36,240

--------------------------------------------------------------------------

EXPENSES:
  Operating, general, and
  administrative                              34,201               36,001
  Interest                                    15,084               10,862

--------------------------------------------------------------------------
Total expenses                                49,285               46,863

--------------------------------------------------------------------------

NET LOSS                                 $  (182,328)          $  (10,623)
OTHER COMPREHENSIVE INCOME,
    NET OF INCOME TAX:
  Unrealized holding gains (losses)          (85,787)              20,003

--------------------------------------------------------------------------
COMPREHENSIVE INCOME (LOSS)              $  (268,115)          $    9,380

--------------------------------------------------------------------------
--------------------------------------------------------------------------
BASIC AND DILUTED INCOME (LOSS)
  PER COMMON SHARE:                      $      (.05)                 nil

--------------------------------------------------------------------------
--------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF
  COMMON AND COMMON EQUIVALENT
  SHARES OUTSTANDING                       3,402,356            3,388,400

--------------------------------------------------------------------------
--------------------------------------------------------------------------


                                   Form 10-QSB
                                  Page 6 of 14

                            CAMBRIDGE HOLDINGS, LTD.
                      STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                          THREE MONTHS       THREE MONTHS
                                                              ENDED              ENDED
                                                         SEPTEMBER 30, 1998  SEPTEMBER 30, 1997
OPERATING ACTIVITIES:
  Net income (loss)                                          $  (182,328)      $   (10,623)
  Adjustment to reconcile net income (loss)
    to cash provided by operating activities:
  Realized (Gains) Losses on sales of
    investment securities                                             --            (5,730)
  Unrealized loss on trading securities                           41,151                --
  Depreciation and amortization                                    3,205
  Loss on write-down of investments                              101,278                --
Changes in operating assets and liabilities:
      Prepaids and other                                           1,693            47,283
      Accounts payable and accrued liabilities                    (3,248)           (4,810)

--------------------------------------------------------------------------------------------
NET CASH PROVIDED BY (USED IN)
   OPERATING ACTIVITIES                                          (38,249)           26,120

--------------------------------------------------------------------------------------------
INVESTING ACTIVITIES:
  Purchase of land                                                    --          (250,000)
  Purchase of investment securities                                   --           (23,121)
  Proceeds from sales of investment securities                        --            86,762
  Collections on note receivable                                   2,125            64,375
  Purchase of note receivable-related party                      (20,035)               --
  Purchase of automobile                                              --           (43,657)
  Decrease in value of trading securities                        (41,151)               --

--------------------------------------------------------------------------------------------
NET CASH PROVIDED BY (USED
  IN) INVESTING ACTIVITIES                                       (59,061)         (165,641)

--------------------------------------------------------------------------------------------
FINANCING ACTIVITIES:
  Principal payments on notes payable                             (1,210)               --
  Proceeds from exercise of stock options                          3,437             3,200

--------------------------------------------------------------------------------------------
Net cash provided by
      financing activities                                         2,227             3,200

--------------------------------------------------------------------------------------------
DECREASE IN CASH                                                 (95,083)         (136,321)
CASH AND CASH EQUIVALENTS,
  beginning of period                                          1,674,523         1,640,216

--------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS,
  end of period                                              $ 1,579,440       $ 1,503,895
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

                                   Form 10-QSB
                                  Page 7 of 14

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations" below includes "forward looking statements" within the meaning of Section 27A of the Securities Act, and is subject to the safe harbor created by that section. Factors that could cause actual results to differ materially from these contained in the forward looking statements are set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

LIQUIDITY AND CAPITAL RESOURCES

During the fiscal year ended June 30, 1997, the Company purchased in two separate transactions from two different unaffiliated sellers of raw land in an area known as Cordillera Valley Club in Eagle County, Colorado west of Vail. Each lot was conveyed to a limited liability company which the Company is a member with a 50% interest. Each lot has been developed with a separate luxury residence.

The two lots purchased by the Company are known as Lot 2 and Lot 19, which were purchased for $357,000 and $366,000, respectively. CVC Lot 2 LLC and CVC Lot 19 LLC are limited liability companies organized in Colorado in March 1997. Zneimer Company, Inc. is the manager of both LLC's. CVC Lot 2 LLC and CVC Lot 19 LLC were formed for the limited purpose of developing, constructing and selling a residential dwelling upon their lots unless otherwise agreed to by both members. The members of CVC Lot 2 LLC and CVC Lot 19 LLC are the Company and Zneimer Company, Inc., each of which has contributed $1,000 to the capital of the LLC's and each of which has a 50% interest in the net profits and losses of the LLC's.

In May 1997, the Company conveyed Lot 2 to CVC Lot 2 LLC in consideration for a promissory note for $357,000 secured by a mortgage on the Lot 2 property. The note bears interest at the prime rate at the Firstbank of Avon, as changed from time to time, which commenced at 8.5%. The note is due on the earlier of sale of the property or December 31, 1998. CVC Lot 2 LLC has obtained a construction loan of $963,700 from the Firstbank of Avon, Colorado, which construction loan has been guaranteed by Zneimer Company, Inc. and its sole shareholder Edward J. Zneimer. The construction loan bears interest at the prime rate of the Firstbank of Avon as changed from time to time, which commenced at 8.5%. The construction loan matures on May 10, 1999 and is secured by a mortgage on the Lot 2 property. The mortgage held by the Company to secure its note made by CVC Lot 2 LLC has been subordinated to the construction loan. Zneimer Company, Inc. and Mr. Zneimer, individually, have guaranteed 50% of the principal amount of the note made by CVC Lot 2 LLC to the Company.

                                   Form 10-QSB
                                  Page 8 of 14

In February 1998, the Company entered an agreement to loan CVC Lot 2 LLC as much as $56,250, secured by a Third Mortgage Deed to provide additional capital required to complete the development and sale of the Lot 2 property. The loan earns interest at a rate of 12%. CVC Lot 2 LLC has subsequently borrowed the entire amount available of $56,250. Beginning in August 1998, the Company and Zneimer Company have contributed equally such additional capital required to complete the development and sale of the Lot 2 property in the form of unsecured loans, subject to a maximum of $100,000 each. The Company has contributed an additional $27,763 as of the date of this filing.

In the event the additional capital contributions and proceeds of the construction loan are still insufficient to enable CVC Lot 2 LLC to sell the Lot 2 property, Zneimer Company, Inc. has agreed with the Company to purchase a 50% interest in the Company's note from CVC Lot 2 LLC at a purchase price equal to 50% of the original principal amount, in which event the guaranty to the Company will be canceled. As of the date of this filing, the Company has not exercised this option.

Construction on Lot 2 was completed in early 1998 and modifications were undertaken in mid-1998. The general contractor was Integrated Resources LLC, which is owned and managed by Mr. Zneimer. The residence is a custom-designed single-family home featuring an open, multi-level floor plan with high ceilings and large covered porches overlooking the Tom Fazio designed Cordillera Valley Golf Club golf course. The home includes four bedrooms, 4 1/2 baths, three fireplaces and an oversized three-car garage. The Lot 2 property has been listed for sale at $1,595,000. Due to the inability to sell the home to date, management is in the process of making changes to the house to make it more saleable and is concerned that the anticipated profit may not be earned.

The transactions involving Lot 19 were substantially identical to those involving Lot 2 except that the entity to which Lot 19 was conveyed was CVC Lot 19 LLC, the amount paid for Lot 19 was $366,000 and the construction loan was for $1,019,000. An additional agreement was made between the Company and CVC #19 LLC in September 1998 in which the Company agreed to loan CVC Lot 19 LLC an additional $50,000, secured by a Third Mortgage Deed to provide additional capital required to complete the development and sale of the Lot 19 property. The loan earns interest at a rate of 12%. CVC Lot 19 LLC has not borrowed any funds as of the date of this filing. The Company and Zneimer Company, Inc. have agreed that they will each contribute such additional capital contributions to CVC Lot 19 LLC in the form of unsecured loans, subject to a maximum of $100,000 each, as may be required to complete the development and sale of the Lot 19 property. In September 1998, the Company and Zneimer Company each contributed $12,280 which is the only additional capital contributed thus far. Construction on Lot 19 was completed in 1998 and the listed price for the property is $1,595,000.

                                   Form 10-QSB
                                  Page 9 of 14

The lots are located in Cordillera Valley Club, a mountain golf community of 1 to 11-acre home sites and custom-designed residences, tennis courts, 15 miles of hiking and cross-country ski trails, a fly-fishing river, mountain bike and nature trails. The lots are being developed in a golf community planned with care for natural aesthetic values. Accordingly, the home sites in the community are being developed to minimize the impact of development upon the varied vegetation and indigenous wildlife unique to the area. Deer and elk grazing and calving areas have been carefully preserved along with native grasses, shrubs and trees. The home sites in the community have been planned to maximize mountain views, as well as the extensive aspen groves, forests of fir and spruce, and varied terrain of adjacent canyons and draws which is characteristic of the area.

Cordillera Valley Club is located in an area referred to as the "Upper Eagle Valley" which lies west of Vail. The Vail and Beaver Creek resorts are located 25 and 15 minutes away, respectively, by car from Cordillera. Vail was founded in 1962, and is now the nation's largest ski area by acreage of skiable terrain. The economy of the Upper Eagle Valley is based primarily upon the resort industry, with major revenues being derived from skiing, real estate concessions, restaurants, and short-term lodging. Cordillera is primarily a second home/resort community. As such, it may have a greater than average susceptibility to general economic conditions, and may be impacted by the cost, accessibility and continued desirability of area recreational facilities such as the Vail and Beaver Creek ski areas as well as the private golf facilities. In addition, there will be significant competition from other developers in Cordillera as well as other developments in the area, including some which are in close proximity to Cordillera. The impact of this competition cannot be assessed because future demand cannot be predicted with accuracy and the factors influencing the success of each development are speculative.

During the quarter ended September 30, 1997, the Company purchased approximately three acres of raw land in Glenwood Springs, Colorado for $925,000, including a mortgage of $675,000. The mortgage bears interest at 9% per annum, payable $5,431 per month and is due on July 15, 1999. The Company anticipates either refinancing this loan upon maturity or selling the property to pay the mortgage. Plans to build a condominium/office development on one acre of this property have been developed and discussed with the City of Glenwood Springs, subject to the fulfillment of certain conditions, a final decision regarding development of the project has not been made. In the event the Company determines to proceed with the project, it is anticipated that the Company will enter into an arrangement with Zneimer Company, Inc. to develop this property.

The Company is currently considering other real estate development activities, as well as other business opportunities. In addition to real property acquisitions, the Company may consider the possible acquisition of, or merger with, another business entity, or other type of business transactions. The Company does not intend to limit its search to companies in real estate activities.

                                   Form 10-QSB
                                  Page 10 of 14

For the three month period ended September 30, 1998, operating activities used cash of $38,200. Prepaid expenses decreased by approximately $1,700 in the three month period ended September 30, 1998. The Company recorded depreciation on fixed assets of $3,200. Accounts payable and accrued liabilities decreased by $3,200.

The Company wrote-down the value of an investment which was determined to be worthless for $101,300. The Company is considering taking legal action to recover this investment, although no proceedings have started as of the date of this document. The prices of the securities held by the Company are often highly volatile. In addition, trading in these securities may be thin or there may be other impediments to, or restrictions on transfer.

Cash used for investing activities was $59,100 during the three month period ended September 30, 1998, of which approximately $20,035 was loaned to related parties, CVC #19 LLC and CVC #2 LLC and $2,125 was the collection of notes receivable. Cash decreased $41,200 related to value changes in trading securities.

Financing activities during the three month period ended September 30, 1998 provided cash of $2,200 of which $3,400 was generated from the exercise of stock options net of repurchases and $1,200 was principal payments on notes payable.

At September 30, 1998, the Company had cash and cash equivalents of $1,579,400 and working capital of $3,195,153. The Company believes that its working capital is adequate for its present real estate expenditures as described above. The Company has no understandings or agreements on any other particular property or business. Any such future acquisitions or other business arrangements could involve substantial expenditures. Moreover, the Company could incur substantial expenses in connection with the evaluation of business opportunities. In its consideration of potential business opportunities, the Company expects to consider the potential effect on its liquidity.

NET INCOME (LOSS) PER SHARE

Through June 30, 1998 the Company followed the provisions of Accounting Principles Board Opinion (APB) No. 15, "Earnings Per Share". Effective for the year that will end June 30, 1998, the Company implemented Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share". SFAS No. 128 provides for the calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings per share. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive. Basic and diluted earnings per share are the same for all periods presented.

                                   Form 10-QSB
                                  Page 11 of 14

Options to purchase 130,000 shares of common stock were not included in the compu- tation of diluted EPS because their effect was anti-dilutive for the three months ended September 30, 1998. None of the options were exercised as of the date of this filing.

NEW ACCOUNTING PRONOUNCEMENTS

Effective July 1,1998, Cambridge Holdings, Ltd. adopted FASB Statement No. 130, REPORTING COMPREHENSIVE INCOME. Statement No. 130 requires the reporting of comprehensive income in addition to net income from operations. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.

The Company at the end of the quarter held securities classified as available-for-sale, which have unrealized losses of $129,301 before tax. The before tax and after tax amount for the securities held, as well as the tax (expense)/benefit of those securities held at September 30, 1998 and 1997 is presented below.


                                                           Tax
                                            Before       (Expense)/       After
Three months ended Sept. 30, 1998             Tax         Benefit          Tax
                                              ---         -------          ---
Unrealized holding losses                  $(139,841)      $54,054      $(85,787)
Reclassification adjustment for
  Gains/losses included in net income             --            --            --
                                           ---------       -------      --------
                                           $(139,841)      $54,054      $(85,787)
                                           ---------       -------      --------
                                           ---------       -------      --------



Also, in June 1997, FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" which supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS No. 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

In February 1998, the FASB issued SFAS No. 132, "Employer' Disclosures about adopted Pensions and Other Postretirement Benefits" which standardizes the disclosure requirements for pensions and other postretirement benefits and requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis. SFAS No. 132 is effective for years beginning after December 15, 1997 and requires comparative information for earlier years to be restated, unless such information is not readily available. Management believes the adoption of this statement will have no material impact on the Company's financial statements.

                                   Form 10-QSB
                                  Page 12 of 14

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" which requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair market value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. Management believes the adoption of this statement will have no material impact on the Company's financial statements.

YEAR 2000 COMPLIANCE


The Company has completed a review and risk assessment of all technology items used in its operations. The Company believes that the year 2000 problem will pose no significant operational problems. The Company's accounting software program as well as other office software will be upgraded during 1999 to be year 2000 compliant. The Company estimates that the cost of the upgrades will be approximately $1,000. The Company will review the status of the year 2000 issues with its financial institutions.

RESULTS OF OPERATIONS.

THREE MONTH PERIOD ENDED SEPTEMBER 30, 1998 COMPARED TO THREE MONTH PERIOD ENDED SEPTEMBER 30, 1997 The Company's revenues for the three month period ended September 30, 1998 totaled approximately $9,400, consisting of interest on temporary cash on hand and other money market instruments. Revenues for the three month period ended September 30, 1997 totaled approximately $36,200, which consisted of interest income of $30,500 and realized gains of $5,700.

During the three month period ended September 30, 1998, the Company incurred a write-down of investments of $101,300 and a net decrease in the valuation of bonds and other securities held for trading of $41,151 compared to $0 for the quarter ended September 30, 1997. The investment written off during the quarter was an investment in a partnership that management considers to be worthless. The decrease in the value of the bonds is directly related to the decline in market conditions. Management does not feel that the first quarter results of operations are indicative of the expected full-year results as the partnership write-off is a one-time charge and it is expected that the market will recover.

During the three month periods ended September 30, 1998 and September 30, 1997, the Company incurred operating, general and administrative costs of approximately $49,300 and $46,900, respectively. The Company had losses before any income tax benefit for the three month period ended September 30, 1998 of approximately $182,300 as compared with $10,600 for the three month period ended September 30, 1997.

                           PART II. OTHER INFORMATION

Not Applicable.

                                   From 10-QSB
                                  Page 13 of 14

                            CAMBRIDGE HOLDINGS, LTD.

                                   FORM 10-QSB

                               SEPTEMBER 30, 1998

                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                   CAMBRIDGE HOLDINGS, LTD.


November 16, 1998                   By: /s/ Gregory Pusey
                                       -------------------------------------
                                         Gregory Pusey
                                         President, Treasurer and Director

                                   Form 10-QSB
                                  Page 14 of 14

                                    SCHEDULE II

                       AUDITED FINANCIAL STATEMENTS FOR THE
                    TWO FISCAL YEARS ENDED JUNE 30, 1998 AND 1997

                                                       CAMBRIDGE HOLDINGS, LTD.

                                                  INDEX TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                        F-2

BALANCE SHEET AS OF JUNE 30, 1998                                   F-3 - F-4

STATEMENTS OF OPERATIONS FOR THE YEARS ENDED
     JUNE 30, 1998 AND 1997                                               F-5

STATEMENTS OF STOCKHOLDERS' EQUITY FOR THE
     YEARS ENDED JUNE 30, 1998 AND 1997                                   F-6

STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
     JUNE 30, 1998 AND 1997                                         F-7 - F-8

SUMMARY OF ACCOUNTING POLICIES                                     F-9 - F-12

NOTES TO FINANCIAL STATEMENTS                                     F-13 - F-18


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Stockholders
Cambridge Holdings, Ltd.
Vail, Colorado

We have audited the accompanying balance sheet of Cambridge Holdings, Ltd. as of June 30, 1998 and the related statements of operations, stockholders' equity and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cambridge Holdings, Ltd. at June 30, 1998, and the results of its operations and its cash flows for each of the two years then ended, in conformity with generally accepted accounting principles.



/S/ BDO Seidman, LLP

Denver, Colorado
September 14, 1998

                                                       CAMBRIDGE HOLDINGS, LTD.

                                                                  BALANCE SHEET


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



JUNE 30,                                                                  1998
--------------------------------------------------------------------------------


ASSETS

CURRENT:
  Cash and cash equivalents                                       $  1,674,523
  Investment securities - available for sale, net of allowance
     for potential losses of $102,000 (Note 1)                         570,848
  Investment in partnership (Note 2)                                   101,278
  Notes receivable - related party (Note 3)                            774,303
  Convertible notes receivable (Note 4)                                 42,500
  Prepaids and other                                                    43,212
  Real estate developments (Note 6)                                    939,199
--------------------------------------------------------------------------------

Total current assets                                                 4,145,863

Other assets                                                            38,600
--------------------------------------------------------------------------------



                                                                  $  4,184,463
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


          SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO FINANCIAL
                                                                     STATEMENTS.

                                                       CAMBRIDGE HOLDINGS, LTD.

                                                                  BALANCE SHEET
                                                                    (CONTINUED)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


JUNE 30,                                                                  1998
--------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accrued liabilities                                            $      12,393
  Deferred income taxes (Note 5)                                         6,054
  Notes payable (Note 6)                                               670,789
--------------------------------------------------------------------------------

Total current liabilities                                              689,236
--------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY (Note 7):
  Common stock, $.025 par value; 15,000,000 shares
     authorized; 3,398,400 issued and outstanding                       84,960
  Additional paid-in capital                                         3,177,735
  Retained earnings                                                    221,992
  Net unrealized gain on securities
     available for sale (Note 1)                                        10,540
--------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY                                           3,495,227
--------------------------------------------------------------------------------

                                                                 $   4,184,463
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


          SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO FINANCIAL
                                                                     STATEMENTS.

                                                       CAMBRIDGE HOLDINGS, LTD.

                                                       STATEMENTS OF OPERATIONS


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



YEARS ENDED JUNE 30,                                      1998                1997
-----------------------------------------------------------------------------------

REVENUES:
  Net gain on sales of
   investment securities (Note 1)                 $     44,203        $    165,765
  Interest and dividend income                         133,865             162,678
-----------------------------------------------------------------------------------

Total revenues                                         178,068             328,443
-----------------------------------------------------------------------------------

EXPENSES:
  Operating, general, and administrative               166,866             176,099
  Investment write-off                                 102,000                   -
  Interest expense                                      55,719                 100
-----------------------------------------------------------------------------------

Total expenses                                         324,585             176,199
-----------------------------------------------------------------------------------

INCOME (LOSS) BEFORE INCOME TAXES                     (146,517)            152,244

INCOME TAX EXPENSE (BENEFIT) (Note 5)                  (10,000)             49,000
-----------------------------------------------------------------------------------

NET INCOME (LOSS)                                 $   (136,517)       $    103,244
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE  $       (.04)       $        .03
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES OUTSTANDING                       3,396,948           3,382,567
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------


         SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO FINANCIAL
                                                                    STATEMENTS.

                                                       CAMBRIDGE HOLDINGS, LTD.

                                             STATEMENTS OF STOCKHOLDERS' EQUITY


----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------


                                                                                                Net Unrealized
                                                                                                Gain (Loss) on
                                              Common Stock          Additional                     Securities         Total
                                      ------------------------        Paid-in        Retained       Available      Stockholders'
YEARS ENDED JUNE 30, 1998 AND 1997        Shares        Amount        Capital        Earnings        For Sale         Equity
----------------------------------------------------------------------------------------------------------------------------------
BALANCE, July 1, 1996                 3,348,400    $   83,710    $  3,163,547    $    255,265   $    468,336     $   3,970,858

  Net income                                  -             -               -         103,244              -           103,244

  Shares issued from
     exercise of stock options           40,000         1,000          11,238               -              -            12,238

  Net unrealized loss on
     securities available
     for sale                                 -             -               -               -       (393,055)         (393,055)
----------------------------------------------------------------------------------------------------------------------------------

BALANCE, June 30, 1997                3,388,400        84,710       3,174,785         358,509         75,281         3,693,285

  Net loss                                                                           (136,517)             -          (136,517)

  Shares issued from
     exercise of stock options           10,000           250           2,950               -              -             3,200

  Net unrealized loss on
     securities available
    for sale (Note 1)                         -             -               -               -        (64,741)          (64,741)
----------------------------------------------------------------------------------------------------------------------------------

BALANCE, June 30, 1998                3,398,400    $   84,960    $  3,177,735    $    221,992   $     10,540     $   3,495,227
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------


          SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO FINANCIAL
                                                                     STATEMENTS.

                                                       CAMBRIDGE HOLDINGS, LTD.

                                                       STATEMENTS OF CASH FLOWS


---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

YEARS ENDED JUNE 30,                                                1998                1997
---------------------------------------------------------------------------------------------

OPERATING ACTIVITIES:
  Net income (loss)                                         $   (136,517)       $    103,244
  Adjustments to reconcile net income to cash
     provided by (used in) operating activities:
       Provision for possible losses                             102,000                   -
       Interest income paid in investment securities             (22,500)                  -
       Depreciation and amortization                              11,940                 178
       Gain on sale of investment securities                     (44,203)           (165,765)
  Changes in operating assets and liabilities:
     Prepaids and other                                          111,876            (118,590)
     Accrued liabilities and other                                  (830)             10,074
---------------------------------------------------------------------------------------------

Net cash provided by (used in) operating activities               21,766            (170,859)
---------------------------------------------------------------------------------------------

INVESTING ACTIVITIES:
  Purchase of property                                          (264,199)           (737,428)
  Proceeds from sale of short-term investments                         -           1,493,687
  Purchase of investment securities                             (234,453)           (602,066)
  Proceeds from sale of investment securities                    214,112             616,649
  Purchase of equipment and improvements                         (47,533)                  -
  Investments in notes receivable                                (36,875)           (225,000)
  Investments in partnerships                                          -            (101,278)
  Collections on note receivable                                 382,500              50,000
---------------------------------------------------------------------------------------------

Net cash provided by investing activities                         13,552             494,564
---------------------------------------------------------------------------------------------


                                                       CAMBRIDGE HOLDINGS, LTD.

                                                       STATEMENTS OF CASH FLOWS
                                                                     (CONTINUED)


---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS


YEARS ENDED JUNE 30,                                           1998              1997
--------------------------------------------------------------------------------------
FINANCING ACTIVITIES:
  Principal payments on notes payable                        (4,211)                -
  Proceeds from exercise of stock options                     3,200            12,238
--------------------------------------------------------------------------------------

Net cash provided by (used in) financing activities          (1,011)           12,238
--------------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS             34,307           335,943

CASH AND CASH EQUIVALENTS, beginning of year              1,640,216         1,304,273
--------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, end of year                 $  1,674,523     $   1,640,216
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------



          SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO FINANCIAL
                                                                     STATEMENTS.

                                                       CAMBRIDGE HOLDINGS, LTD.

                                                  SUMMARY OF ACCOUNTING POLICIES


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

BUSINESS The Company was incorporated on June 23, 1980 under the laws of the State of Colorado. On September 27, 1991, the Company acquired Corporate Centre, a three story office building located in Colorado Springs, Colorado. Corporate Centre was sold during the year ended June 30, 1997. The Company has purchased two undeveloped lots in the Cordillera Valley Club, located near Vail, Colorado and has contributed the properties to two separate limited liability companies (LLC's). With their partner in the LLC's, the Company has built a separate luxury residence on each parcel for resale. The Company also explores other business acquisitions, opportunities and investments.

CONCENTRATIONS OF   The Company's financial instruments that are exposed to
CREDIT RISK         concentrations of credit risk consist primarily of cash
                    balances in excess of the insurance provided by governmental insurance authorities. The Company has not experienced any losses on such accounts.

USE OF ESTIMATES    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVESTMENT          Investment securities classified as available for sale are
SECURITIES          those securities that the Company does not have the positive intent to hold to maturity or does not intend to trade actively. These securities are reported at fair value with unrealized gains and losses reported as a net amount (net of applicable income taxes) as a separate component of stockholders' equity.

FAIR VALUE OF       Unless otherwise specified, the Company believes the
FINANCIAL           carrying value of financial instruments approximates their
INSTRUMENTS         fair value.

REVENUE             Interest and dividend income is recorded on the accrual
RECOGNITION         basis.  Gain (loss) on sales of securities is recognized at time of sale.

INVESTMENT IN       Investment in partnership are accounted for by the cost
PARTNERSHIP         method.

INVESTMENT IN LLC   Investments in LLCs are accounted for under the equity
                    method.

LONG-LIVED ASSETS   Long-lived assets are reviewed for impairment whenever
                    events or changes in circumstances indicate that the carrying amount may not be recoverable. If the expected undiscounted future cash flow from the use of the assets and its eventual disposition is less than the carrying amount of the assets, an impairment loss is recognized and measured using the asset's fair value.

                                                        CAMBRIDGE HOLDINGS, LTD.

                                                  SUMMARY OF ACCOUNTING POLICIES


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


INCOME TAXES        The Company follows the provisions of Statement of Financial
                    Accounting Standards No. 109 - Accounting for Income Taxes.
                    Under SFAS No. 109, the Company's policy is to provide deferred income taxes related to items that result in differences between the financial reporting and tax basis of assets and liabilities.

NET INCOME          During fiscal 1998, the Company adopted SFAS No. 128, which
PER SHARE           provides for the calculation of "Basic" and "Diluted"
                    earnings per share. Basic earnings per share includes no dilution and is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings per share. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive. Basic and diluted earnings are the same for all periods presented.

                    Options to purchase 160,000 shares of common stock were not included in the computation of diluted earnings per share as their effect was anti-dilutive for the year ended June 30, 1998.

CASH EQUIVALENTS    The Company considers all highly liquid investments
                    purchased with an original maturity of three months or less to be cash equivalents.

STOCK OPTION PLANS  The Company applies Accounting Principles Board Opinion 25,
                    "Accounting for Stock Issued to Employees," (APB Opinion 25) and related Interpretations in accounting for all stock option plans. Under APB Opinion 25, no compensation cost has been recognized for stock options granted as the option price equals or exceeds the market price of the underlying common stock on the date of grant.

                    Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation, "(SFAS No. 123) requires the Company to provide pro forma information regarding net income as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in SFAS.

                                                        CAMBRIDGE HOLDINGS, LTD.

                                                  SUMMARY OF ACCOUNTING POLICIES


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


NEW ACCOUNTING      In June 1997, the Financial Accounting Standards Board
PRONOUNCEMENTS      issued Statement of Financial Accounting Standards No. 130,
                    Reporting Comprehensive Income (SFAS 130), which establishes standards for reporting and display of comprehensive income, its components and accumulated balances.

                    Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

                    Also, in June 1997, FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" which supersedes SFAS No.14, "Financial Reporting for Segments of a Business Enterprise." SFAS No. 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

                    SFAS 130 and 131 are effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated. Because of the recent issuance of the standard, management has been unable to fully evaluate the impact, if any, the standard may have on future financial statement disclosures. Results of operations and financial position, however, will be unaffected by implementation of this standard.

                    In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" which standardizes the disclosure requirements for pensions and other postretirement benefits and requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis. SFAS No. 132 is effective for years beginning after December 15, 1997, and requires comparative information for earlier years to be restated,

                                                        CAMBRIDGE HOLDINGS, LTD.

                                                  SUMMARY OF ACCOUNTING POLICIES


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                    unless such information is not readily available.
                    Management believes the adoption of this statement will have no material impact on the Company's financial statements.

                    In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" which requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair market value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. Management believes the adoption of this statement will have no material impact on the Company's financial statements.

RECLASSIFICATIONS   Certain items included in the prior years' financial
                    statements have been reclassified to conform to current year presentation.

                                                        CAMBRIDGE HOLDINGS, LTD.

                                                   NOTES TO FINANCIAL STATEMENTS


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

1.  INVESTMENT      At June 30, 1998 the Company's market value of available for
    SECURITIES      sale securities consisted of:



                                                           Gross        Gross      Estimated
                                                        Unrealized   Unrealized       Fair
                                                Cost       Gains       Losses        Value
                    -------------------------------------------------------------------------
                    Common and
                      preferred stocks       $554,619   $   16,229     $   -       $570,848
                    -------------------------------------------------------------------------
                    -------------------------------------------------------------------------



                    The Company realized net gains of $44,203 and $165,765 on the sale of investment securities for the years ended June 30, 1998 and 1997.

2.  INVESTMENT IN   The Company invested $100,000 for a 10% interest in a
    PARTNERSHIP     Partnership which entered into a bridge financing agreement with a third party in the year ended June 30, 1997. Under the terms of the financing arrangement, the partnership was to receive 8% interest on the amount advanced plus stock of the borrower. The amount was collateralized by assets of the third party. The advances were repaid to the partnership in 1998 and the Company received a distribution from the partnership of common shares of the third party.
                    The partnership has now invested in a venture capital fund.

3.  NOTES           In February 1997, the Company entered into agreements to
    RECEIVABLE      become a member of two limited liability companies with the
    RELATED PARTY   Zneimer Company, an experienced real estate developer in the
                    Vail, Colorado area. The Company and the Zneimer Company each hold a 50% interest in these companies, each of which will build a separate luxury residence in the Vail Valley for resale. In December 1996 the Company purchased raw land near Vail for $366,400. This land which is known as Cordillera Valley Club Lot #19 was conveyed to the limited liability company entitled CVC Lot 19, LLC in August 1997.
                    In January 1997 the Company purchased raw land near Vail known as Cordillera Valley Club Lot #2 for $356,700. This lot was conveyed to the liability company known as CVC Lot
                    2, LLC in May 1997. In both cases, the Company received a secured promissory note in an amount equal to the purchase price for the real estate plus expenses, which will be subordinate to the secured construction loan provided by a financial institution. The Zneimer Company and Mr. Zneimer personally guaranteed one half the original principal amount of the note to be issued to the Company. This guarantee took place simultaneously with the conveyance of each property to the applicable limited liability company.

                                                        CAMBRIDGE HOLDINGS, LTD.

                                                   NOTES TO FINANCIAL STATEMENTS


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


4.  CONVERTIBLE     The Company has invested in a convertible note receivable
    NOTES           with interest at 12% of $42,500.  The note is secured by
    RECEIVABLE      assets of the borrower.  The note is convertible into common stock of the borrower at the registration date.

5.  INCOME          Income taxes (benefit) consisted of the following:
    TAXES
    (BENEFIT)


                    YEARS ENDED JUNE 30,             1998          1997
                    ----------------------------------------------------
                    CURRENT
                     Federal                   $   (9,000)   $   41,000
                     State                         (1,000)        8,000
                    ----------------------------------------------------

                                               $  (10,000)   $   49,000
                    ----------------------------------------------------
                    ----------------------------------------------------


                    The types of temporary differences between the tax basis of assets and liabilities that give rise to a significant portion of the net deferred tax liability and their approximate tax effects are as follows:



                    YEARS ENDED JUNE 30,                           1998        1997
                    ----------------------------------------------------------------

                    DEFERRED TAX ASSETS:
                     Allowance for losses on investments      $  38,000   $       -
                    ----------------------------------------------------------------

                     Net deferred tax assets                     38,000           -
                     Less valuation allowance                   (38,000)          -
                    ----------------------------------------------------------------

                     Net deferred tax assets                          -           -

                    DEFERRED TAX LIABILITIES -
                     Net unrealized gain on securities
                      available for sale                          6,054      50,000
                    ----------------------------------------------------------------
                    Net deferred taxes                        $   6,054   $  50,000
                    ----------------------------------------------------------------
                    ----------------------------------------------------------------


                                                        CAMBRIDGE HOLDINGS, LTD.

                                                   NOTES TO FINANCIAL STATEMENTS


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                    A reconciliation of income taxes at the federal statutory rate to the effective tax rate is as follows:



                    YEARS ENDED JUNE 30,                           1998          1997
                    ------------------------------------------------------------------
                    Income taxes computed at the federal
                     statutory rate                         $   (50,000)   $   41,000
                    State income taxes, net of federal
                     benefit                                     (5,000)        8,000
                    Increase in valuation allowance              38,000             -
                    Other                                        (7,000)            -
                    ------------------------------------------------------------------

                    Income tax expense (benefit)            $   (10,000)   $   49,000
                    ------------------------------------------------------------------
                    ------------------------------------------------------------------



6.  NOTES           The Company purchased a parcel of raw land in Glenwood
    PAYABLE         Springs, Colorado in July 1997.  The Company purchased the land for $925,000 with cash and a note for $675,000. The note bears interest at 9% and matures on July 15, 1999. The note also requires monthly payments of $5,431. The loan is collateralized by the parcel of raw land.

7.  STOCK OPTIONS   1988 STOCK OPTION PLAN

                    The Company's 1988 Stock Option Plan, as amended, has a maximum of 400,000 common shares reserved to be issued to key employees upon the exercise of options granted under the Plan. The option price of shares may not be less than the fair market value of common stock on the date of grant. The exercise term will not exceed five years from the date of the grant. The Plan expired in May 1998. Individual grants expire under the terms of the option agreements.

                                                        CAMBRIDGE HOLDINGS, LTD.

                                                   NOTES TO FINANCIAL STATEMENTS


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                    NON-DISCRETIONARY STOCK OPTION PLAN

                    The Company's Non-Discretionary Stock Option Plan (the "Plan"), as amended, is intended to reward non-employee directors' contributions to the Company. The number of shares of common stock reserved for issuance pursuant to the Plan is 250,000. Pursuant to the terms of the Plan, on September 1 of each year, options to purchase an additional 10,000 shares will be granted to each non-employee director. The option price of shares under this Plan may not be less than the fair market value of common stock on the date of grant. The exercise term will expire three years from the date of grant. The Plan expired in September 1997. Individual grants of options expire under the terms of the option agreements.

                    FASB Statement 123, "Accounting for Stock-Based Compensation" (SFAS No. 123), requires the Company to provide pro forma information regarding net income and net income per share as if compensation costs for the Company's stock option plans and other stock awards had been determined in accordance with fair value based methods prescribed in SFAS No. 123. Under the accounting provisions for SFAS No. 123, the Company's net income per share would have been equal to historical net income per share.

                                                        CAMBRIDGE HOLDINGS, LTD.

                                                   NOTES TO FINANCIAL STATEMENTS


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                    A summary of the status of the Company's stock option plans and outstanding options as of June 30, 1998 and 1997 and changes during the years ending on those dates is presented below:



                                                                      1998                        1997
                    ------------------------------------------------------------------------------------

                                                                    Weighted                   Weighted
                                                                    Average                    Average
                                                    Range of        Exercise      Range of     Exercise
                                                     Shares         Price          Shares       Price
                    ------------------------------------------------------------------------------------

                    Outstanding, beginning
                     of year                         170,000     $  .52522        215,000    $   .39756

                         Granted                           -             -         30,000        .87500
                         Cancelled                         -             -        (35,000)       .28000
                         Exercised                    10,000        .32000        (40,000)       .30593
                    ------------------------------------------------------------------------------------

                    Outstanding, end of year         160,000     $  .53805        170,000    $   .52522
                    ------------------------------------------------------------------------------------
                    ------------------------------------------------------------------------------------

                    Options exercisable, end
                     of year                         160,000     $  .53805        170,000    $   .52522

                    Weighted average fair
                         value of options granted
                         during the year                         $       -                   $   .87500
                    ------------------------------------------------------------------------------------
                    ------------------------------------------------------------------------------------


                                                        CAMBRIDGE HOLDINGS, LTD.

                                                   NOTES TO FINANCIAL STATEMENTS


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                    The following table summarizes information about stock options outstanding at June 30, 1998:


                                 Options Outstanding                        Options Exercisable
                    --------------------------------------------------------------------------------------
                    --------------------------------------------------------------------------------------

                                                     Weighted
                                                      Average       Weighted                    Weighted
                     Range of         Number         Remaining       Average       Number        Average
                     Exercise      Outstanding      Contractual     Exercise     Exercisable    Exercise
                      Prices        at 6/30/98         Life           Price       at 6/30/98      Price
                    --------------------------------------------------------------------------------------
                    $  .32000         20,000               .16     $  .32000         20,000     $  .32000
                       .34375         10,000               .06        .34375         10,000        .34375
                       .87500         30,000               .69        .87500         30,000        .87500
                       .50000        100,000               .27        .50000        100,000        .50000
                    --------------------------------------------------------------------------------------

                     $.32000-
                      .87500         160,000            .81969     $  .53805        160,000     $  .53805
                    --------------------------------------------------------------------------------------
                    --------------------------------------------------------------------------------------



8.  RELATED PARTY   The Company shares corporate office space and
    TRANSACTIONS    administrative staff with an affiliate of the Company.  The
                    Company paid its affiliate approximately $750 per month for these facilities and services.

                    The Company's president was a member of the Board of Directors of Nutrition for Life, Inc. ("NFL") in which investment securities are classified as available for sale and at June 30, 1998. The investments had an estimated fair value of $66,116. The Company's president has resigned from the Board of Directors of NFL in August 1998.

9.  SUPPLEMENTAL
    DISCLOSURES OF
    CASH FLOW
    INFORMATION


                                                            1998          1997
                    -----------------------------------------------------------
                    Cash paid during year for:
                      Interest                         $   55,532    $     100
                      Income taxes                              -       49,000
                    -----------------------------------------------------------
                    -----------------------------------------------------------


                    The Company's purchase of a parcel of land in Glenwood Springs included a mortgage note of $675,000.

                                   SIGNATURES

         In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 CAMBRIDGE HOLDINGS, LTD.



Date: October 8, 1998           By:    /s/ Gregory Pusey
                                   --------------------------------------
                                     Gregory Pusey
                                     President, Treasurer and Director

         In accordance with the requirements of the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated

Date: October 8, 1998           By:    /s/ Gregory Pusey
                                   --------------------------------------
                                     Gregory Pusey
                                     President, Treasurer and Director

Date: October 8, 1998           By:    /s/ Donald E. Yager
                                   --------------------------------------
                                     Donald E. Yager
                                     Secretary and Director

Date: October 8, 1998           By:    /s/ John H. Altshuler
                                   --------------------------------------
                                     John H. Altshuler, Director

Date: October 8, 1998           By:    /s/ Scott Menefee
                                   --------------------------------------
                                     Scott Menefee, Director

                                 SCHEDULE III

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The name, business address, present principal occupation or employment and five-year employment history of each of the directors and executive officers of the Company are set forth below. Each person identified below is a citizen of the United States.

 Name and Business Address                 Occupation and Employment
 -------------------------                 -------------------------

 John H. Altshuler             Dr. Altshuler is a medical doctor with a
 7485 Peakview                 specialty in hematology.  He maintains a
 Englewood, Colorado  80110    laboratory and a private medical practice and
                               serves as a medical consultant. Dr. Altshuler has been engaged in these activities for approximately the past 30 years. Dr. Altshuler has served as a director of the Company since
                               1991.  Dr. Altshuler owns beneficially 149,190
                               Shares, including options to purchase up to 20,000 Shares. He intends to tender all 129,190 shares currently held by him.

 Scott L. Menefee              Mr. Menefee has served as a Real Estate Manager
 1330 Seventeenth Street       for Opus Northwest, L.L.C., a large commercial
 Denver, Colorado  80202       real estate development firm, since September
                               1997. Immediately prior thereto, he served as a Leasing Manager for Vector Property Services,
                               L.L.C.  From September 1992 to February 1997,
                               Mr. Menefee was a Leasing Manager for Brookfield
                               Development. Mr. Menefee has served as a director of the Company since 1993. Mr. Menefee owns beneficially 50,000 Shares, including options to purchase up to 20,000 Shares. Mr.
                               Menefee does not intend to tender any Shares in the Offer.

 Gregory Pusey                 Mr. Pusey is the president, treasurer and
 1722 Buffehr Creek Road       director of the Company.  He has served as a
 Vail, Colorado 81657          director since 1982, and became president in
                               1988. Mr. Pusey is also the president of Livingston Capital, Ltd., a venture capital and business consulting firm, and an officer and director of Advanced Nutraceuticals, Inc., a company formed to acquire manufacturers and suppliers of nutritional supplements. Mr. Pusey owns beneficially 1,591,218 Shares. Mr. Pusey does not intend to tender any Shares in the Offer.

 Donald E. Yager               Since 1968, Mr. Yager has served as president
 3200 West 72nd Avenue         and director of Yager Realty, Inc., a real
 Westminster, Colorado  80030  estate agency and development company located in
                               Westminster, Colorado, a suburb of Denver, Colorado. Mr. Yager has served as a director of the Company since 1988. Mr. Yager is the father-in-law of Mr. Pusey. Mr. Yager owns beneficially 80,000 Shares, including options to purchase up to 20,000 Shares. He intends to tender all 60,000 Shares currently held by him in the Offer.

                                       3